Exhibit 99.1

REDWOOD TRUST ANNOUNCES INVESTMENT IN PIONEERING RENTAL OWNERSHIP PLATFORM, FLOCK

MILL VALLEY, CA – Wednesday, October 06, 2021 – Redwood Trust, Inc. (NYSE: RWT), a leader in expanding access to housing for homebuyers and renters, today announced the firm’s investment in Flock Homes, a real estate technology startup that optimizes the rental ownership experience for individuals through an integrated platform that seamlessly and tax-efficiently converts owners into passive investors. The investment was completed through Redwood’s RWT Horizons venture arm, which targets early and mid-stage companies transforming sectors like financial and real-estate technology.

Ryan McBride, Chief Investment Officer of RWT Horizons, commented, “We’re excited to partner with Flock as our investment aligns with Redwood’s positive long-term view on disruptive real estate technology and our commitment to working with leading management teams. Ari and his team have developed a highly innovative business model that directly applies to a massive subset of the multi-trillion dollar single family rental market — Flock has the potential to revolutionize the way rental properties are owned by small and mid-size landlords. We are impressed at Flock’s initial success in the greater Denver market and look forward to their expansion into other markets across the U.S. in 2022.”

Through the deployment of Flock’s technology-enabled platform, individual rental property owners can exchange property for shares in a professionally managed portfolio of homes without incurring taxable events. Through the ownership of a portfolio managed by Flock, owners receive steady income, diversify risk, and procure liquidity without the burdens and hassles of traditional ownership. To accomplish this, Flock utilizes the 721 Exchange, formalized by the Internal Revenue Code that was historically only utilized institutionally. Flock is the first company offering this solution to owners of individual rental properties.

1

Ari Rubin, Founder and CEO of Flock Homes, added, “We’re thrilled to partner with Redwood. Our investment philosophies and industry views are aligned, and we’re equally as passionate about transforming the rental ownership landscape. Their investment is of meaningful strategic value to Flock’s growth. Being able to leverage Redwood’s BPL marketing infrastructure and vast network of relationships will help support and expand our future product development. Redwood’s deep expertise is a tailwind to our platform’s development and greater mission — to create more value and better experiences for owners, renters, and communities alike.”

About Redwood Trust

Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed and structured as a real estate investment trust ("REIT") for tax purposes. For more information about Redwood Trust, visit our website at www.redwoodtrust.com or connect with us on LinkedIn, Twitter, or Facebook.

2

About RWT Horizons

RWT Horizons is Redwood's venture investment arm focused on early and mid-stage companies driving innovation in financial and real estate technology, digital infrastructure, and other related areas of focus. Investments made through RWT Horizons are designed to support companies whose technologies are accretive to Redwood's broader operations, including its residential and business-purpose lending platforms.

About Flock Homes

Flock Homes is a real estate technology firm bringing a sophisticated investing approach to individual rental property owners. Flock’s digital platform allows owners to simply and seamlessly convert rental properties into shares in a managed portfolio of homes to optimize ownership and performance. For more information about Flock Homes, visit www.flockhomes.com.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2020 under the caption "Risk Factors." Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT

Investor Relations

Lisa Hartman – SVP, Head of Investor Relations

Phone: 866-269-4976

Email: investorrelations@redwoodtrust.com

Media Relations

Sard Verbinnen & Co

Email: Redwood-SVC@sardverb.com

3